UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

CVB Financial Corp.

(Exact name of Registrant as Specified in Its Charter)

California	000-10140	95-3629339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N HAVEN AVE STE 350
ONTARIO , California		91764
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 909 980-4030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 15, 2026, the Board of Directors of CVB Financial Corp. (the “Company”), the holding company for Citizens Business Bank, National Association, authorized the Company to repurchase up to 15,000,000 shares (the “Maximum Amount”) of the Company’s common stock (the “2026 Repurchase Program”), including by means of one or more Rule 10b5-1 plans or other appropriate buy-back arrangements, including open market purchases and private transactions. This 2026 Repurchase Program replaces in its entirety the Company’s previous 2024 share repurchase program under which 5,678,223 shares remained available for repurchase and which has now been terminated. The 2026 Repurchase Program terminates on the earlier of the repurchase of the Maximum Amount or five years from the date of authorization.

A copy of the press release relating to the 2026 Repurchase Program, dated June 15, 2026, is included as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No Description

99.1 Press Release of CVB Financial Corp, dated June 15, 2026

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.

Date:	June 15, 2026	By:	/s/ E. Allen Nicholson
E. Allen Nicholson Executive Vice President and Chief Financial Officer